Regency Energy Partners LP 2001 Bryan Street, Suite 3700 Dallas, Texas 75201

VOTE BY INTERNET – [www.proxyvote.com]

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – [1-800-690-6903]

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to [Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717].

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS    PROXY    CARD    IS    VALID     ONLY    WHEN    SIGNED    AND    DATED.

The Board of Directors recommends a vote FOR proposals 1, 2 and 3.
1.	To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of January 25, 2015, as amended by Amendment No. 1 thereto, dated as of February 18, 2015, by and among Energy Transfer Partners, L.P., Energy Transfer Partners GP, L.P., the general partner of ETP, Rendezvous I LLC, Rendezvous II LLC, Regency Energy Partners LP, Regency GP LP, the general partner of Regency, ETE GP Acquirer LLC and, solely for purposes of certain provisions therein, Energy Transfer Equity, L.P., and the transactions contemplated thereby.	FOR •	AGAINST •	ABSTAIN •

2.	To consider and vote on a proposal to approve the adjournment of the special meeting, if necessary to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the special meeting.	FOR •	AGAINST •	ABSTAIN •

3.	To consider and vote on a proposal to approve, on an advisory (non-binding) basis, the payments that will or may be paid by Regency to its named executive officers in connection with the merger.	FOR •	AGAINST •	ABSTAIN •

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Prospectus, Notice & Proxy Statement is/are available at [www.proxyvote.com.]

This proxy is solicited on behalf of

the Board of Directors of

Regency GP LLC

Regency Energy Partners LP

Special Meeting of Unitholders

April 28, 2015, 11:00 AM

The undersigned unitholder(s) of Regency Energy Partners LP (the “Partnership”) hereby appoint(s) Michael J. Bradley, Thomas E. Long and Todd Carpenter, each or any of them, with full power of substitution and revocation, as proxies to represent the undersigned and to vote, as designated, and otherwise act in such proxyholder’s sole discretion as to any other matter properly raised in respect of all units of the Partnership, which the undersigned may be entitled to vote at the Special Meeting of Unitholders of the Partnership to be held on April 28, 2015, at 11:00 am local time at the Partnership’s offices at 2001 Bryan St., Suite 3700, Dallas, TX 75201, and at any and all adjournments thereof, with all rights and powers the undersigned would possess if personally present. Proxies are instructed to vote as specified on the reverse side or in such proxyholder’s sole discretion as to any other matter that may properly come before the Special Meeting.

Continued and to be signed on reverse side